Exhibit 23.2

Unit 301, 3/F Malaysia Building 50 Gloucester Road, Wanchai Hong Kong. Phone +852 2332 0661 (23 lines) Fax +852 2332 0304 E-mail cpa@uhy-hk.com Web www.uhy-hk.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Pingtan Marine Enterprise Ltd. of Form S-3 of our audit report dated March 7, 2014, except for Note 1, Note 2, Note 3, Note 9, Note 13 and Note 23, as to which the date is November 10, 2014, with respect to the consolidated balance sheets of Pingtan Marine Enterprise Ltd. ("the Company"), and the related consolidated statements of income, comprehensive income, stockholders equity and cash flows of the Company as of December 31, 2013 and 2012. We also consent to the reference to us under the heading "Experts" in this registration statement on Form S-3.

UHY VOCATION HK CPA LIMITED

Hong Kong, the People's Republic of China

August 12, 2016

A member of UHY International,

a network of independent accounting and consulting firms